UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2025

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666		36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
4 Copley Place	Boston	MA	02116
(Address of principal executive offices)			(Zip Code)

(617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On January 10, 2025, Wayfair Inc. (“Wayfair” or the “Company”) announced its decision to exit the German market, effective immediately (the “Germany Restructuring”). Subject to compliance with local consultation obligations where applicable, the Germany Restructuring is expected to result in a workforce restructuring impacting approximately 730 employees, although we expect approximately half of these positions to relocate to other corporate offices.
As a result of the Germany Restructuring, we estimate that we will incur aggregate charges of approximately $102 million to $111 million, consisting of (i) approximately $40 million to $44 million in cash employee-related costs, including severance, benefits, relocation and transition costs (excluding non-cash charges associated with equity-based compensation) and (ii) approximately $62 million to $67 million of other primarily non-cash charges, including charges related to facility closures and other wind-down activities. The majority of our cash payments are expected to be made over the next 12 months. While the Company continues to evaluate the timing of non-cash charges, we currently anticipate that such charges will be incurred across the fourth quarter of 2024 and the first quarter of 2025. Cost savings from the Germany Restructuring are expected to be largely reinvested across the Company’s core initiatives and remaining international markets over the balance of 2025.
These estimates, and the timing thereof, are subject to a number of assumptions and actual results may differ materially. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the Germany Restructuring.
Item 7.01. Regulation FD Disclosure.
On January 10, 2025, the Company’s Chief Executive Officer, Co-Chairman and Co-Founder sent an email to employees about the Germany Restructuring and the Company’s continued commitment to its core initiatives and remaining international markets in Canada, the United Kingdom and Ireland. A copy of the email is furnished as Exhibit 99.1 and incorporated herein by reference.
The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Company Email issued on January 10, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document)
This Current Report on Form 8-K contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained herein including, but not limited to, statements regarding expected savings resulting from the Germany Restructuring, the timing of the expected savings, the number of positions affected, and the amount and timing of restructuring costs and charges – are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “returning,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although it believes it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date hereof and, except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: January 10, 2025	/s/ ANDREW OLIVER
Andrew Oliver
Deputy General Counsel and Assistant Secretary
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